Exhibit 10.56

AMENDMENT NO. 1
TO PROMISSORY NOTE and SECURITY AGREEMENT

This AMENDMENT TO PROMISSORY NOTE and SECURITY AGREEMENT (this “Amendment”) is made and entered into as of August 30, 2021, by and among Sphere 3D Corp., an Ontario corporation (“Lender”), and Gryphon Digital Mining, Inc., a Delaware corporation (“Borrower”).

RECITALS

A. On July 6, 2021, the Parties entered into a Promissory Note and Security Agreement related to a loan in the sum of $2,700,000 (“the Loan Documents”)

B.	The parties hereto desire to amend the Loan Documents as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein and in the Loan Documents, the Parties, intending to be legally bound, agree to amend and supplement the Loan Documents as follows:

1.	Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Documents unless otherwise defined herein.

2.	Amendments.

a.	The Lender agrees to provide the Borrower with additional funds (“New Loan”) as follows:

●	$3,650,000 on August 30, 2021

The New Loan will increase the total capital loaned by the Borrower to the Lender to $6,350,000

b.	The sum of “Obligation to Pay” in Section 1 of the Security Agreement shall be revised to $6,350,000 upon the Borrower’s receipt of the New Loans

c.	The sum of “Collateral” in Section 2 of the Security Agreement shall be revised to $6,350,000 upon the Borrower’s receipt of the New Loans

d.	The principal sum in “Obligation to Pay” in Section 1 of the Promissory Note shall be revised to $6,350,000 upon the Borrower’s receipt of the New Loans

e.	The principal sum in “Interest Rate and Revenue Share” in Section 2 of the Promissory Note shall be revised to $6,350,000 upon the Borrower’s receipt of the New Loans

2.	Effect of Amendment. Except as amended by this Amendment, the Loan Documents shall remain in full force and effect. No party shall be deemed to have waived the performance of any covenants in the Loan Documents except as expressly amended by this Amendment. In addition, if there are any inconsistencies between the Loan Documents and this Amendment, the terms of this Amendment shall prevail and control for all purposes.

3.	Governing Law. This Amendment shall be construed in accordance with and governed by the Laws of the State of Delaware without giving effect to the principles of conflict of laws.

4.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Name:	Peter Tassiopoulos
Title:	Chief Executive Officer

GRYPHON DIGITAL MINING, INC.

By:	/s/ Robby Chang
Name:	Robby Chang
Title:	Chief Executive Officer